SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 27, 2007

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837

(Address of Principal Executive Offices)  (Zip Code)

(612) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On February 27, 2007, John L. Morgan, chief executive officer and chairman of Winmark Corporation (“Winmark”), subscribed for and purchased $500,000 of Two Year maturity unsecured subordinated notes on a monthly interest payment schedule as described in the Interest Rate Supplement filed on Form 424B2 with the Securities and Exchange Commission on June 16, 2006 (“Interest Rate Supplement”) offered by Winmark pursuant to a prospectus and related documents declared effective on June 14, 2006 (“Prospectus”).

On February 28, 2007, in connection with Winmark ‘s existing stock repurchase plan, Winmark agreed to repurchase approximately 160,000 shares of common stock from Stephen M. Briggs, formerly Winmark’s Chief Operating Officer and President, for aggregate consideration of $2,859,200, or $17.87 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: February 28, 2007	By:	/s/ Mark T. Hooley
Mark T. Hooley
Vice President